Exhibit 10.15

INDUSTRIAL & COMMERCIAL REAL ESTATE

PARTIES

This Lease, executed in duplicate at Palo Alto, California, this 26 day of April, 2013, by and between Renault & Handley Oakmead Solar Joint Venture LP, a California limited partnership, and ZS Pharma, Inc., a Delaware corporation, hereinafter referred to respectively as “Lessor” and “Lessee”, without regard to number or gender.

PREMISES

1. WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as “the Premises,” with the appurtenances, situated in the City of Menlo Park, County of San Mateo, State of California, and more particularly described as an approximate 1,172 rentable square foot office suite identified as 873 Santa Cruz Avenue, Suite 204, on the 2nd floor of a larger two-story retail/office building commonly known as 871-873 Santa Cruz Avenue (the “Building”). The Premises shall include Lessee’s non-exclusive right to use, in common with other tenants, the hallways, restrooms, stairs, lobbies, elevator, and other common areas of the Building. The rentable square footage includes a load factor for common areas. See Exhibit A

USE

2. The Premises shall be used and occupied by Lessee solely for general office and for no other purpose without the prior written consent of Lessor.

TERM

3. The term shall be for Twenty-Four (24) months, commencing on May 1, 2013 (the “Lease Commencement Date” or “Commencement Date”). See Paragraphs 37 and 38

RENTAL

4. Rent shall be payable to the Lessor monthly in advance without deduction or offset at such place or places as may be designated from time to time by the Lessor as follows:

Upon execution hereof, Five Thousand Two Hundred Seventy-Four and No 00/100ths Dollars ($5,274.00) shall be due as rent for May, 2013. Commencing June 1, 2013 and on the first day of each succeeding month to and including April 1, 2014, Five Thousand Two Hundred Seventy-Four and No 00/100ths Dollars ($5,274.00) shall be due. Commencing May 1, 2014 and on the first day of each succeeding month, to and including April 1, 2015, Five Thousand Four Hundred Thirty-Two and No 00/100ths Dollars ($5,432.00) shall be due.

SECURITY DEPOSIT

5. Lessee has deposited with Lessor $5,432.00 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, beyond the applicable notice and cure period, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default. If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor. Lessee’s failure to do so shall constitute a material breach of this Lease as well as an “Event of Default”. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit. Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor’s other accounts.

POSSESSION

6. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor’s agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor’s delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed thirty (30) days from the projected Commencement Date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at its option, may declare this Lease null and void by ten (10) days advance written notice to Lessor, provided, however, if Lessor can deliver possession of the Premises to Lessee in the condition required hereunder within such ten-day period, then the Lease shall remain in full force and effect.

ACCEPTANCE OF THE PREMISES AND CONSENT TO SURRENDER

7. By entry hereunder, the Lessee accepts the Premises from Lessor in its “as is”, “where is” condition. Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and Lessee has had opportunity to inspect the Premises and has satisfied itself that the Premises are suitable for the Lessee’s intended use thereof in compliance with applicable laws and codes. Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise provided in paragraph 9 below, include all additions and improvements (collectively, “Alterations”) which may have been made in, to, or on the Premises by Lessor or Lessee, in the same condition as at Lessee’s entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy and casualty and condemnation. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee’s personal property and trade fixtures from the Premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

USES PROHIBITIED

8. Lessee shall not commit, or suffer to be committed, any waste upon the Premises or Project, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building in which the Premises is located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain anywhere outside of the Premises proper. Lessee shall adhere to all Rules & Regulations for the larger property of which the Premises is a part as set forth in Exhibit B hereto, which Lessor reserves the right to reasonably amend as necessary from time to time. See Exhibit B

ALTERATIONS AND ADDITIONS

9. The Lessee shall make no Alterations to the Premises or any part thereof without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld The Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in Lessor’s reasonable discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that Lessor may, at its option, require that Lessee remove such Alterations to the Premises installed at Lessee’s expense. All such Alterations not specified to be removed shall at the expiration or earlier termination of the Lease, become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term when Lessee is not in default hereunder. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee shall at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations which have been approved by the Lessor.

MAINTENANCE

10. Lessor shall, at Lessor’s sole cost, keep and maintain the Premises and Building of which the Premises is a part and all appurtenances and every part thereof, including but not limited to, glazing, plumbing, electrical systems, heating and air conditioning installations, roof covering, landscaping, and interior common areas, except for any repairs necessitated by the negligence or wrongful act of the Lessee and/or Lessee’s agents, for which Lessee shall reimburse Lessor at Lessee’s sole expense. Lessee shall maintain and keep the interior of the Premises in good order, condition, and repair. The Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition or repair. Lessor shall, at its sole expense, provide 5-day per week janitorial service to the Premises and common areas. See Exhibit B

INSURANCE

11. Lessee shall not use, or permit the Premises, Building or Project, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be made or permitted to be made on the Premises, nor acts done, which will cause a cancellation of any insurance policy covering the Project, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises or the larger Building and Project of which it is a part, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances.

11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance (including cross liability) insuring Lessee and naming Lessor, Lessor’s Officers, Lessor’s property manager and Lessor’s lender, as additional insureds against any liability arising out of the condition, use, occupancy or maintenance of the Premises by Lessee. Evidence of coverage must be in the form of a certificate of insurance accompanied by the appropriate additional insured endorsements issued by the insurance carrier. Blanket Additional Insured endorsements are not acceptable unless the policies in their entireties are provided to Lessor for review. Alternately, the Declaration page, accompanied by a separate Blanket Additional Insured endorsement with matching form numbers shown on the Declaration page would be acceptable proof of coverage. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million and no/100ths Dollars ($2,000,000), which aggregate amount shall be specific to the Premises. The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2 Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a “special” form, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof. Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with appropriate endorsements, evidencing coverages the Lessee is required to carry pursuant to 11.1 and 11.2. Lessee shall use commercially reasonable efforts to cause the policies to provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor’s lender. If despite such efforts, Lessee is unable to cause the policies to provide such prior written notice, Lessee shall provide such advanced notice to Lessor and Lessor’s lender.

11.3 Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

ABANDONMENT

12. If Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

13. Lessee shall keep the Premises and the Project in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

14. Lessee shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor is a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee. Notwithstanding the foregoing, Lessor shall be solely responsible for complying with such requirements as they relate to the larger Building of which the Premises are a part and any alterations or improvements to the Premises required by any Municipal, State and Federal authorities now in force, or which may hereafter be in force, unless required as a result of a) the specific (non-general office) use of the Premises by Lessee or b) Alterations made to the Premises by Lessee.

INDEMNIFICATION OF LESSOR

15. Neither Lessor nor Lessor’s agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor, nor any contractor, officer, director or employee of any thereof shall be liable to Lessee and Lessee waives all claims against Lessor and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, unless caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessee agrees to indemnify and hold Lessor, Lessor’s agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises during the term of this Lease, as may be extended, from any cause whatsoever, unless caused by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or subtenants, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder. The provisions of this paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

ADVERTISEMENT AND SIGNS

16. Lessor shall provide Lessee at Lessor’s sole cost, building standard signage on the 1st floor lobby directories and on the Suite door and Lessee, at its sole cost and expense and subject to Lessor’s approval as set forth below, may install signage on the glass at each entry to the building in a size and manner similar to each of the other second floor tenants. Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by Lessor and if required, the City of Menlo Park. The Lessee shall not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained, which consent shall not be unreasonably withheld. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense.

UTILITES AND SERVICES

17. Lessor shall pay for ordinary and reasonable amounts of water, heat, ventilation, air-conditioning, and electrical power supplied to the Premises and five-day-per week janitorial service to the Premises and common areas. Lessee shall pay for telecommunication and all other special services supplied to the Premises.

ATTORNEY’S FEES

18. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney’s fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT AND REMEDIES

19. The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Lessee:

(a) Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than ten (10) days; or

(b) Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(c) Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee’s property; or

(d) A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee’s property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

(e) Lessee abandons the Premises.

19.1 If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Lessor shall have the right to recover from Lessee:

(i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform all of Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

19.2 Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession unless written notice of termination is given by Lessor to Lessee.

19.3 The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

LATE CHARGES AND INTEREST

20. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect so such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER OF LEASE

21. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

PROPERTY TAXES

22. Lessee shall be liable for all taxes levied against Lessee’s personal property and trade or business fixtures on the Premises. Lessor shall pay for all real property taxes and assessments, provided, however, during the Option Period, as set forth in Paragraph 37 hereof, Lessee shall pay its pro rata share of any increase in property taxes which is in excess of the property tax bill for the tax year in which this Lease commences.

NOTICES

23. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid (notices may also be sent via commercial overnight carrier such as FedEx, DHL, etc.), and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises, with copy to Lessee’s address below, or such other address as Lessee may notify Lessor from time to time:

ZS Pharma, Inc.

Attn: N. Bergmark

1120 South Freeway

Fort Worth, TX 76104

Attention: Nels Bergmark, Treasurer

Notices to be given to Lessor shall be addressed to Lessor as follows and at such other places as Lessor may designate from time to time:

c/o Renault & Handley, Inc.

625 Ellis Street, Suite 101

Mountain View, CA 94043

ENTRY BY LESSOR

24. Lessee shall permit Lessor and his agents to enter into and upon the Premises at all reasonable times and following 24 hours advance verbal or emailed notice for the purpose of inspecting or maintaining the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “For Sale” or “For Lease” signs and to exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION OF THE PREMISES

25. In the event of a partial destruction of the Premises during the said term from any cause, except earthquake, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of destruction under the laws and of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made or such destruction substantially interferes with Lessee’s ability to conduct business from the Premises, such proportionate reduction to be based upon the extent to which the making of such repairs or destruction shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in one hundred eighty (180) days from the date of destruction, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event such repairs which cannot be made in one hundred eighty (180) days (or if the destruction occurs during the last year of the Term and repairs cannot be made in sixty (60) days), or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLEASING

26. The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor shall not unreasonably withhold its consent to a subletting or assignment. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition. Within fifteen (15) business days after receipt of Lessee’s notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee’s notice, or notify Lessee of Lessor’s disapproval. In addition, Lessor shall have the right to terminate this Lease as to the portion of the Premises described in Lessee’s notice on the date specified in Lessee’s notice. If Lessee intends to assign this Lease or sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves an assignment or subletting, the Lessee may assign or sublet immediately after receipt of the Lessor’s written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor pursuant to this Section 26. In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rental, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the costs and expenses incurred by Lessee to procure such assignment or sublease, including, reasonable attorneys’ fees and the amount of any market rate real estate brokerage commissions paid by Lessee in connection with the assignment or subletting. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expenses in connection with the assignment, and Lessor may require Lessee’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange), or the sale or transfer of all or a substantial portion of the assets of Lessee, shall be deemed a voluntary assignment of Lessee’s interest in this Lease; provided that, a merger, consolidation, recapitalization, reorganization, sale of controlling percentage of the capital stock of Lessee or sale of substantially all of the assets of Lessee shall not require Lessor’s consent hereunder unless Lessee’s or the transferee’s tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction is less than Lessee’s tangible net worth immediately prior to such transaction. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee’s capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee’s interest in this Lease. In the event that, through a merger, stock sale or other transaction, Lessee becomes the subsidiary of any other entity (a “parent”), Lessor shall have the right to require that the parent guaranty all of Lessee’s obligations under the Lease pursuant to a form of guaranty reasonably satisfactory to Lessor.

CONDEMNATION

27. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof, be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. Lessee may pursue a separate award from the condemning authority for moving expenses and loss of goodwill only, provided such award does not diminish any amount awarded to Lessor.

EFFECT OF CONVEYANCE

28. The term “Lessor” as used in this Lease means only the owner for the time being of the land and Building containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a lease of said Building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder occurring after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee of the Building, that the purchaser or Lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale or the Lessee of the Building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDINATION

29. Lessee agrees that this Lease may, at the option of Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and Building or land or Building of which the Premises form a part and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, provide financial information and execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to provide such financial information or execute any such instruments, releases or documents, shall constitute a default hereunder.

WAIVER

30. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

31. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental to be adjusted to the then current rent schedule for the Building prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the monthly rent shall be an amount equal to one hundred fifty percent (150%) of the monthly rent payable by Lessee immediately prior to such holding over, or the fair market rent for the Premises as of such date, whichever is greater.

SUCCESSORS AND ASSIGNS

32. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

33. Time is of the essence of this Lease.

MARGINAL CAPTIONS

34. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

HAZARDOUS MATERIALS

35. Lessee shall not use or bring on to the Premises or the larger Building of which the Premises is a part, any hazardous materials, other than products (and in such quantities) as normally found in office buildings for cleaning and conducting business (i.e., copy/fax machine toner, whiteout, janitorial supplies, etc.).

LESSOR’S RIGHT TO PERFORM

36. If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

OPTION TO EXTEND

37. Provided that the Lessee is not in default under the Lease after applicable notice and cure periods, and has faithfully performed its obligations under the Lease, Lessee shall have one (1) option to extend the term of this Lease for a period of two (2) years (“Option Period”), on all the same terms and conditions of the Lease excepting that there shall be no Tenant Improvements and no further options to extend, and excepting the Base Monthly Rent which shall be at ninety-five percent (95%) of the then-current fair market rental value for the similar office buildings in Menlo Park but in no event shall the monthly rent for the Option Period be less than that being paid by Lessee for the month most immediately preceding the Option Period without the consent of the Lessor (“Option to Extend”). In establishing the fair market rental value for the Premises the parties shall consider only direct leases for comparable office space in Menlo Park occurring during the year most immediately preceding the Option Period. Considerations in establishing comparability of recently leased spaces shall include the date of the lease, age and quality of the building and interior improvements, location, and relative proximity to the Premises (“FMV”).

Lessee shall exercise its Option to Extend by giving written notice to Lessor not less than six (6) months nor more than nine (9) months prior to the Option Period. Lessee’s exercise of the Option to Extend shall be irrevocable. Lessor and Lessee shall negotiate FMV within thirty (30) days following Lessee’s written notice as set forth above. In the event Lessor and Lessee cannot agree upon FMV within the thirty-day period set forth above, then each party shall within five (5) days, select a licensed commercial real estate broker who is active in commercial and office rents on the San Francisco Peninsula and the two brokers so appointed shall meet within twenty-one (21) days of their appointment to make a determination of FMV, taking into account the considerations set forth above. The determination of the brokers as set forth herein shall be binding upon the parties. If the two brokers so appointed cannot reach agreement within five (5) days of their initial meeting, then the two shall immediately thereafter appoint a third broker with the same qualifications and within twenty-one (21) days of the third broker’s appointment, all shall meet to make a determination of FMV. If agreement cannot be reached, then the two closest appraisals shall be averaged, and such figure shall become the monthly rent for the Option Period and be binding on both parties. Each party shall pay the fee of their respective broker, whether the Lease is extended by Lessee’s exercise of Option to Extend or otherwise, and both parties shall share the cost of the third broker if necessary.

EARLY OCCUPANCY

38. Upon full execution of this Lease and Lessor’s receipt of Lessee’s first month’s rent, security deposit, certificate of insurance and requisite additional insured endorsements required per Paragraph 11 hereof, Lessor shall grant Lessee early occupancy of the Premises in advance of the Commencement Date on all the same terms and conditions of this Lease excepting the payment of rent (“Early Occupancy”).

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDTION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO, THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR:		LESSEE:
Renault & Handley Oakmead Solar Joint Venture LP, a California limited partnership		ZS Pharma, Inc., a Delaware corporation

By:	Handley Management Corporation, a California corporation, its Managing General Partner

By:	/s/ Alice J. Holmes	By:	/s/ Robert Alexander
	Alice J. Holmes	Name:	Robert Alexander
Its:	General Manager	Its:	Chairman

Date:	4/30/13	Date:	4/29/13

Exhibit A

EXISTING FLOOR PLAN

R
(N) CASEWORK, SINK, DISHWASHER, & REFRIGERATOR
(N) VCT FLOORING IN BREAK ROOM AREA.
(N) FULL HEIGHT GLAZING AND DOOR SYSTEM
ALL (N) WALLS EXTEND TO UNDER SIDE OF (E) GRID
(N) FULL HEIGHT GLAZING AND DOOR SYSTEM

REVISED FLOOR PLAN

873 SANTA CRUZ AVENUE
SECOND FLOOR
TENANT IMPROVEMENT
SCHEME ONE

1/8" = 1'-0"

08.23.12

habitec ARCHITECTURE & PLANNING

EXHIBIT “B”

RULES AND REGULATIONS

For 873 Santa Cruz Avenue, Menlo Park, CA

1. The sidewalks, halls, passages, exits, entrances, and common areas of the Building shall not be obstructed by Tenant or its employees, or invitees or used by it for any purpose other than for ingress to or egress from the Premises. The sidewalks, halls, passages, exits, entrances, parking areas, and common areas which are not for the use of the general public shall in all cases be controlled and managed by Lessor and Lessor shall prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Lessee and its employees and invitees shall not go upon the roof of the Building, except in areas that Lessor may designate from time to time.

2. No awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Lessee without Lessor’s consent, and only such window coverings as are approved by Lessor shall be used in the Premises.

3. The Premises shall not be used for lodging or sleeping, and no cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessee and its employees shall be permitted. Microwaving of meals is permissible.

4. All janitorial work for the Premises shall be contracted and paid for by Lessor. Any person or persons employed by Lessee to do janitorial work shall be subject to prior approval by Lessor and subject to and under the control and direction of Lessor’s representative while in the Building and Premises. All vendors approved by Lessor shall provide evidence of insurance to Lessor’s representative as a condition of approval.

5. Lessor will furnish Lessee with two (2) keys to the Premises, free of charge. Lessor may make a reasonable charge for any additional keys. No additional locking devices shall be installed without the prior written consent of Lessor Lessor may make reasonable charge for the removal of any additional lock or any bolt installed on any door of the Premises without the prior consent of Lessor. Lessee shall in each case furnish Lessor with a key for any such lock. Lessee, upon the termination of its tenancy, shall deliver to Lessor all keys to the Building and the Premises.

6. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Lessor, stand on pads of such thickness and construction as is necessary to properly distribute the weight of such objects. Lessor will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building or Premises by moving or maintaining Lessee’s property shall be repaired at the expense of Lessee.

7. Lessee shall not use or keep or suffer to be used or kept in the Premises or the Building any kerosene, gasoline or flammable or combustible fluids or materials or use any method of heating or air conditioning other than that supplied by Lessor.

8. Lessee shall ensure that all doors and windows of the Premises are closed and securely locked and all water faucets, water apparatus and utilities are shut off at such time as Lessee’s employees leave the Premises.

9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be deposited therein, and the costs of the repair of any damage resulting to such facilities from misuse by Lessee or its employees or invitees shall be paid for by Lessee.

10. Lessee shall notify Lessor in advance of moving furniture, fixtures and equipment into or out of the Building and Premises so that Lessor can make the proper arrangements to protect the elevator, stairwells, flooring and hallways and doors from damage.

11. Lessee shall not install any antenna, loudspeaker or other device in the Premises or on the roof or exterior walls of the Building without the prior written consent of Lessor.

12. Lessee and its employees, vendors and invitees shall not use in the common areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve.

13. Lessee shall store all its trash and garbage within the Premises until removal. Lessor’s janitorial service shall remove and dispose of trash daily (5x per week). Where Lessee causes extra trash removal costs, Lessee shall pay for these charges.

14. All loading, unloading and delivery of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and entrances as Lessor shall designate. While loading and unloading, Lessee and its employees and invitees shall not obstruct or permit the obstruction of the entryways or entrances to the Building or any tenant’s space therein.

15. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Lessee shall cooperate to prevent such acts.

16. Lessee shall not permit the installation, or the use or operation of any vending machines, video or mechanical games or pay telephones in the common areas or Premises, except as provided in the “Use” provision of the Lease.

17. The requirements of Lessee will be attended to only upon application by telephone, email or in person at the office of Renault & Handley or such other property manager as Lessor may employ (the “Property Manager”). Employees of the Property Manager shall not perform any work or do anything outside of their regular duties except upon specific instructions from Lessor or Lessor’s agent.

18. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessor from thereafter enforcing any Rule or Regulation against any or all of the tenants of the Building.

19. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

20. Lessor reserves the right to make such other and reasonable rules and regulations, to the extent that they are not in conflict with the Lease, which will be equally applicable to other tenants of the Building as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

21. Lessor shall identify the Premises by signing. The furnishing and installation of a building standard sign on the front door to the Premises and on the lobby directories shall be the responsibility of the Lessor and the costs so incurred shall be responsibility of Lessor. Sign design and construction shall be at the discretion of Lessor. Except as may be permitted in the Lease, Lessee shall not post or allow the posting of any other signs in or on the Premises. It is intended that the signing of the tenant suites within the Building shall be developed in the consistent manner. As used herein, the term “sign” shall include window graphics.